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As filed with the Securities and Exchange Commission on November 2, 2004

Registration Statement No. 333-117600

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIONBANCAL CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE	94-1234979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 California Street
San Francisco, California 94104
(415) 765-2969
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

John H. McGuckin, Jr.
Executive Vice President and Secretary
UnionBanCal Corporation
400 California Street
San Francisco, California 94104
(415) 765-2969
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:

James M. Rockett, Esq.
Venrice R. Palmer, Esq.
Maureen A. Young, Esq.
Bingham McCutchen LLP
Three Embarcadero Center, 18th Floor
San Francisco, California 94111
(415) 393-2000
Facsimile (415) 393-2286

        Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE(2)	PROPOSED MAXIMUM OFFERING PRICE(2)	AGGREGATE AMOUNT OF REGISTRATION FEE

Common stock, $1.00 par value	3,400,000 shares	$57.37	$195,058,000	$24,713.85

(1)
In addition to the common stock set forth in the table, the amount to be registered includes an indeterminate number of shares issuable pursuant to stock splits and stock dividends in accordance with Rule 416(b) under the Securities Act of 1933.

(2)
Estimated solely for purposes of calculating the registration fee, based upon the average of the high and low sales prices of the common stock on the New York Stock Exchange on July 19, 2004, pursuant to Rule 457(c) under the Securities Act.

Explanatory Note

        This Post-Effective Amendment is being filed to deregister 1,151,376 shares of the common stock of UnionBanCal Corporation which were registered on Registration Statement on Form S-3 No. 333-117600 and which remain unsold at the termination of the offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 1, 2004.

UNIONBANCAL CORPORATION
By:	/s/ JOHN H. MCGUCKIN, JR.
Name: John H. McGuckin, Jr. Title: Executive Vice President and Secretary

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Explanatory Note
SIGNATURES